UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2012

F.N.B. Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-31940	25-1255406
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One F.N.B. Boulevard, Hermitage, Pennsylvania		16148
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	724-981-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2008, F.N.B. Corporation ("F.N.B.") and First National Bank of Pennsylvania ("Bank") entered into an Amended and Restated Consulting Agreement with Stephen J. Gurgovits, Sr. Mr. Gurgovits retired on January 10, 2009, at which time, he commenced service under the Consulting Agreement. On February 11, 2009, F.N.B. named Mr. Gurgovits interim Chief Executive Officer ("CEO"). Mr. Gurgovits re-commenced service as CEO of F.N.B. and the Bank on June 2, 2009. In connection with such, F.N.B. and the Bank entered into the First Amendment to the Amended and Restated Consulting Agreement dated August 19, 2009, which tolled the running of the Consulting Agreement during the period of time in which Mr. Gurgovits served as F.N.B. CEO. On February 15, 2012, the Compensation Committee of F.N.B. approved the Second Amendment to the Amended and Restated Consulting Agreement ("Second Amendment") to be effective March 1, 2012, at the retirement of Mr. Gurgovits. The Second Amendment provides for Mr. Gurgovits’ compensation under the Consulting Agreement to be calculated based upon his 2011 salary and the average percentage that his bonus for his last three full years of employment, 2009, 2010, and 2011, bears to his base salary for those years. The foregoing description of the amendment to Mr. Gurgovits’ Consulting Agreement is qualified in its entirety by reference to the subject amendment which is incorporated by reference and is attached as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

10.1 Second Amendment to the Amended and Restated Consulting Agreement dated February 22, 2012 between Stephen J. Gurgovits, Sr., F.N.B. Corporation, First National Bank of Pennsylvania and F.N.B. Payroll Services, LLC

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. Corporation

February 22, 2012	By:	Vincent J. Calabrese, Jr.

Name: Vincent J. Calabrese, Jr.
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to the Amended and Restated Consulting Agreement dated February 22, 2012 between Stephen J. Gurgovits, Sr., F.N.B. Corporation, First National Bank of Pennsylvania and F.N.B. Payroll Services, LLC